UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Rule 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2021

CRH MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37542	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 619 - 999 Canada Place, World Trade Center, Vancouver, British Columbia, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

(604) 633-1440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRHM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing of the acquisition by WELL Health Technologies Corp. (“WELL”) (through its subsidiaries) of all the issued and outstanding shares of CRH Medical Corporation (“CRH” or the “Company”) by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), in accordance with and subject to the terms and conditions of that certain Arrangement Agreement, dated as of February 6, 2021 (as amended, the “Arrangement Agreement”), by and among CRH, WELL, WELL Health Acquisition Corp., a wholly owned subsidiary of WELL, and 1286392 B.C. Ltd, a wholly owned subsidiary of WELL. The Arrangement was completed on April 22, 2021 (the “Closing Date”), and as a result of the Arrangement, CRH became an indirect wholly owned subsidiary of WELL.

In connection with and promptly following the closing of the Arrangement, on the Closing Date, WELL completed certain internal reorganization transactions, including the amalgamation of CRH with a wholly owned subsidiary of WELL, the amalgamation of the entity resulting from such amalgamation with another wholly owned subsidiary of WELL, and the transfer of CRH’s U.S. subsidiary — CRH Medical Corporation, a Delaware corporation (“CRH Delaware”) — to another wholly owned subsidiary of WELL (collectively, the “Internal Reorganization”). The entity formed as a result of the foregoing amalgations retained the name “CRH Medical Corporation” and is also referred to in this Current Report as “CRH” or as the “Amalgamated Company.”

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the closing of the Arrangement, the Credit Agreement, dated as of October 22, 2019 (as amended, the “Credit Agreement”) among JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent (the “Agent”), certain lenders party thereto, as lenders (the “Lenders”), CRH, as the borrower, and certain subsidiaries of CRH, as guarantors, was amended pursuant to a Fifth Amendment to Credit Agreement and Consent, dated as of April 22, 2021 (the “Amendment”).

The Amendment amends the Credit Agreement to, among other things: (i) designate CRH Delaware as a borrower under the Credit Agreement, such that CRH and CRH Delaware will be jointly and severally liable to the Agent and the Lenders under the Credit Agreement, (ii) extend the maturity date of the Credit Agreement from April 22, 2022 to April 22, 2025, (iii) increase the amount of the loan commitment from $125,000,000 to $175,000,000; (iv) increase the amount of the “accordion feature,” which serves to increase the amount of credit available, from $75,000,000 to $125,000,000, (v) designate certain subsidiaries and affiliates of CRH as additional guarantors under the Credit Agreement and (vi) designate WELL as a limited recourse guarantor under the Credit Agreement. In connection with such limited recourse guarantee, WELL pledged its shares in CRH and WELL Acquisition Corp (US) Inc. to the Agent for the benefit of the Lenders.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

The Arrangement became effective at 4:30 p.m. Eastern Time (the “Effective Time”) on the Closing Date. Subject to the terms and conditions of the Arrangement Agreement, upon consummation of the Arrangement, each common share of CRH (each, a “CRH share”) issued and outstanding immediately before the Effective Time was transferred to a subsidiary of WELL, and the holders thereof became entitled to receive US$4.00 in cash, without interest and less any applicable withholding taxes (the “Share Consideration”), for each CRH share then held. In addition, all options to acquire CRH shares (“CRH options”) and share units with respect to CRH shares (“CRH RSUs”) outstanding immediately prior to the Effective Time were exchanged for either a cash payment equal to Share Consideration (less the applicable exercise price in respect of CRH options) or replacement options or restricted stock units with respect to WELL common shares, in accordance with the terms of the Arrangement Agreement and the plan of arrangement attached as an exhibit thereto. For additional information regarding the treatment of CRH options and CRH RSUs in the Arrangement, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 19, 2021 (as supplemented by the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2021).

The total cash consideration paid or payable by WELL to CRH securityholders in the Arranagement was approximately US$286.6 million. WELL financed the cash consideration with a combination of (i) the proceeds of a subscription receipt equity offering of approximately C$302.5M, which was led by Hong Kong businessman and investor, Mr. Li Ka-shing, and included WELL’s CEO, board and senior management team as well as a number of significant institutional investors, and (ii) certain proceeds received by CRH under the Credit Agreement.

The foregoing summary of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement. Copies of the original Arrangement Agreement and the amendments thereto are filed herewith as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and are incorporated herein by reference.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

On the Closing Date, in connection with the closing of the Arrangement, CRH notified the NYSE American that the Arrangement had been completed and requested that the trading of its shares on the NYSE American be suspended and that the listing of its shares on the NYSE American be withdrawn. In addition, CRH requested that the NYSE American file with the SEC a notification on Form 25 to report the delisting of its shares from the NYSE American and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CRH also notified the Toronto Stock Exchange (“TSX”) that the Arrangement had been completed, and trading of CRH shares ceased on the TSX at the close of trading on April 22, 2021.

On April 23, 2021, trading of CRH shares was suspended on the NYSE American prior to the opening of business, and the NYSE American filed a Form 25, notifying the SEC of its intention to remove the CRH shares from listing and registration on the NYSE American, effective at the opening of business on May 04, 2021.

Promptly following the effectiveness of the Form 25, the Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of its shares and to suspend its reporting obligations under the Exchange Act.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

At the Effective Time, CRH shareholders ceased to have any rights with respect to their CRH shares, other than the right to receive the Share Consideration, subject to the terms and conditions of the Arrangement Agreement.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

As a result of the closing of the Arrangement, a change of control of CRH occurred on the Closing Date, and CRH became an indirect wholly owned subsidiary of WELL.

The information set forth in the Introductory Note and in Items 1.01, 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the closing of the Arrangement and the Internal Reorganization, on the Closing Date, each then-member of the CRH board of directors, including Dr. Tushar Ramani, Mr. Todd Patrick, Mr. Ian Webb, Mr. Brian Griffin and Dr. David Johnson, resigned from the CRH board of directors and all committees thereof, and Mr. Hamed Shahbazi and Ms. Eva Fong were appointed as the new directors of CRH.

In connection with the closing of the Arrangement and the Internal Reorganization, on the Closing Date, (i) Mr. Hamed Shahbazi was appointed as President of CRH, (ii) Ms. Eva Fong was appointed as Secretary of CRH, (iii) Dr. Tushar Ramani was reappointed as Chief Executive Officer of CRH, (iv) Mr. Richard Bear was reappointed as Chief Financial Officer of CRH, and (v) Mr. James Kreger continued in the role of President, CRH Anesthesia.

Mr. Shahbazi and Ms. Fong, who are employees of WELL or an affiliate thereof, will not receive separate compensation for their service in the foregoing positions. Messrs. Ramani, Bear and Kreger will continue to be employed by CRH or an affiliate thereof on substantially the same terms and conditions of employment as in effect prior to the completion of the Arrangement.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On the Closing Date, following the closing of the Arrangement, and in connection with the Internal Reorganization, the Amalgamated Company adopted as its Articles and Notice of Articles, the Articles and Notice of Articles of the amalgamating holding corporation, WELL Health Acquisition Corp., Incorporation No. BC1301362. Immediately thereafter, the name of the Amalgamated Company was changed to “CRH Medical Corporation.”

The Articles and Notice of Articles of the Amalgamated Company, as in effect following the foregoing name change, are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On April 22, 2021, CRH and WELL issued a joint press release announcing the closing of the Arrangement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of February 6, 2021, by and among CRH Medical Corporation, WELL Health Technologies Corp., WELL Health Acquisition Corp. and 1286392 B.C. Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CRH Medical Corporation on February 8, 2021)*

2.2	Amending Agreement, dated as of March 18, 2021, by and among CRH Medical Corporation, WELL Health Technologies Corp., WELL Health Acquisition Corp. and 1286392 B.C. Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CRH Medical Corporation on March 23, 2021)

2.3	Second Amending Agreement, dated as of April 16, 2021, by and among CRH Medical Corporation, WELL Health Technologies Corp., WELL Health Acquisition Corp. and 1286392 B.C. Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CRH Medical Corporation on April 20, 2021)

3.1	Articles of CRH Medical Corporation, effective April 22, 2021

3.2	Notice of Articles of CRH Medical Corporation, effective April 22, 2021

10.1	Fifth Amendment to Credit Agreement and Consent, dated as of April 22, 2021, by and among CRH Medical Corporation, a corporation incorporated under the laws of British Columbia, and CRH Medical Corporation, a Delaware corporation, as borrowers, JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and the entities identified on the signature pages thereto as guarantors and lenders*

99.1	Joint Press Release issued by WELL Health Technologies Corp. and CRH Medical Corporation on April 22, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

*

Certain portions of the Fifth Amendment to Credit Agreement and Consent (indicated by “[REDACTED]”) and certain schedules to Arrangement Agreement have been omitted from this filing pursuant to Item 601(b)(10) and Item 601(b)(2) of Regulation S-K. The Company will furnish unredacted copies of these exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRH MEDICAL CORPORATION
(Registrant)

Date: April 28, 2021	By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer